UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2025

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 249 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2025, PMGC Holdings Inc. (the “Company”) entered into a Secondment Agreement (the “Agreement”) with Northstrive Companies Inc., a California corporation (“Northstrive”), pursuant to which Northstrive agreed to second certain of its employees (each, an “Employee” and, collectively, the “Employees”) to the Company from time to time to provide certain services in accordance with the terms of the Agreement. The Employees will remain employees of Northstrive during their respective periods of secondment (each, a “Secondment Period”) and will not be employees of the Company.

Under the Agreement, Northstrive shall pay each Employee’s salary, incentives, health and retirement benefits, and other applicable compensation or benefits Employee is entitled to as an employee of Northstrive. As consideration for Northstrive making Employees available to provide services during the Secondment Period, the Company shall reimburse Northstrive on a monthly basis based on (i) an agreed hourly rate set forth in Exhibit A of the Agreement, multiplied by (ii) actual hours worked by the Employee. Except as otherwise set forth in the Agreement, each party to the Agreement shall bear its own costs and expenses in connection with the Agreement. However, if any extraordinary costs or expenses not contemplated by the Agreement arise in connection with the Agreement, including travel and expenses, the Company will reimburse Northstrive for such costs and expenses, provided that (i) the Company provided its written consent prior to Northstrive’s incurrence of such costs and expenses, and (ii) such costs and expenses are documented to the reasonable satisfaction of the Company.

Pursuant to the terms of the Agreement, each Employee will provide services to the Company as agreed between the parties up to the number of hours per week specified in Exhibit A. Further, each Employee shall provide services at the Company’s principal place of business or such other place as the parties may agree. The Company has full and exclusive responsibility for each Employee’s actions performed in service to the Company during the Secondment Period.

The Company may terminate the services provided by any Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to Northstrive. Upon the termination of any Employee’s employment with Northstrive, any Employee’s services to the Company will also terminate, and if such employment with Northstrive is terminated, Northstrive shall provide notice of the same to the Company. Either party may terminate the Agreement by providing at least 90 days’ written notice of termination to the other party. If a party is in breach or default of any provision of the Agreement and does not cure such breach or default within ten (10) days, the other party may terminate the Agreement upon ten (10) days’ written notice to the other party, with such notice to be made pursuant to the terms of the Agreement.

The Agreement contains customary provisions relating to confidentiality, indemnification, and limitations on liability.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Secondment Agreement dated as of May 7, 2025.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2025

PMGC Holdings, Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

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